Salomon Funds Trust

Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234707)

Sub-Item 77C (Results of a Special Meeting of Shareholders)

Results of a Special Meeting of Shareholders
On November 29, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the SpecialMeeting of Shareholders.

Approval of New Management     		                       Votes
Agreement                                   Votes For         Against
Fund Name
Salomon Brothers National Tax Free Bond   1,327,338.236        71,178.102
Salomon Brothers New York Tax Free Bond   3,362,962.488       295,646.000
Salomon Brothers Mid Cap 		    401,682.706        19,298.000



Abstentions	Broker Non-Votes

83,469.823 	    282,055.000
419,835.000 	    202,496.000
27,756.629 	    130,651.000


			 Authority
Election of Trustees1	Vote For	   Withheld          Abstentions

Nominees:
Diana R. Harrington 	6,576,080.421       396,023.925      9,915.629
Susan B. Kerley 	6,576,080.421       396,023.925      9,915.629
Alan G. Merten 		6,576,080.421       396,023.925      9,915.629
R. Richardson Pettit 	6,576,080.421       396,023.925      9,915.629
R. Jay Gerken 		6,576,080.421       396,023.925      9,915.629

1 Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

On December 19, 2005, a new management agreement was approved. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Approval of New Management		  		   Votes
Agreement 				  Votes For        Against

Fund Name
Salomon Brothers California Tax Free Bond  471,948.991     6,497.000

Abstentions      Broker Non-Votes

 40,270.000            8,541.000


Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated
September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEF 14A dated
September 2, 2005 filed on September 2, 2005.
(Accession No. 0001193125-05-179915)